SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 2, 2005

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     In accordance with General Instruction B.2. of Form 8-K, the following information and the exhibits referenced therein is being furnished pursuant to Item 2.02 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     On August 3, 2005, Natural Resource Partners L.P. (the “Partnership”) announced via press release its earnings and operating results for the second quarter of 2005. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws
     On August 2, 2005, the Partnership amended its partnership agreement to provide for the payment of cash to unitholders with respect to fractional units created upon the conversion of subordinated units to common units. The amendment also eliminates the general partner’s right to consent to the admission of new limited partners. The amendment is attached hereto as Exhibit 4.1.
Item 7.01. Regulation FD Disclosure.
     In accordance with General Instructions B.2. and B.6 of Form 8-K, the following information and the exhibit referenced therein are being furnished under Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     The press release attached hereto as Exhibit 99.1 also contains the Partnership’s updated guidance for 2005.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
4.1	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of August 2, 2005.

99.1	Natural Resource Partners L.P. press release dated as of August 3, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP its General Partner

By:	GP Natural Resource Partners LLC its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan Vice President and General Counsel
     Dated: August 3, 2005

Index to Exhibits

4.1	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of August 2, 2005.

99.1	Natural Resource Partners L.P. press release dated as of August 3, 2005.